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                             SOCKET COMMUNICATIONS, INC.

                      AMENDMENT NO. 1 TO STOCK OPTION AGREEMENT


     WHEREAS: The Company believes it is in the best interests of the Company and the Optionee to amend Optionee's Stock Option Agreement attached hereto to provide for a Change of Control provision; now therefore,

     In consideration of the continued services of the Optionee to the Company, the Company and the Optionee hereby agree that the following Sections 12 and 13 shall be added to the Stock Option Agreement entered into between the Company and the Optionee:

          12.  VESTING ACCELERATION ON CHANGE OF CONTROL.

               (a) VESTING ACCELERATION. In the event of a "Change of Control," all of the Optionee's rights to purchase stock under this Agreement with the Company shall be automatically vested in their entirety on an accelerated basis and be fully exercisable:

          (A) as of the date immediately preceding such "Change of Control" in the event this stock option agreement is or will be terminated or canceled (except by mutual consent) or any successor to the Company fails to assume and agree to perform such stock option agreement as provided in Section 2(a) hereof at or prior to such time as any such person becomes a successor to the Company; or

          (B) as of the date immediately preceding such "Change of Control" in the event the Optionee does not or will not receive upon exercise of the Optionee's stock purchase rights under such stock option agreement the same identical securities and/or other consideration as is received by all other shareholders in any merger, consolidation, sale, exchange or similar transaction occurring upon or after such "Change of Control"; or

          (C) as of the date immediately preceding any "Involuntary Termination" of the Optionee occurring upon or after any such "Change of Control"; or

          (D) as of the date [one (1) year] following the first such "Change of Control," provided that the Optionee shall have remained an employee of the Company continuously throughout such one-year period, other than a termination as a result of death or disability;

whichever shall first occur (all quoted terms as defined below); provided, however, that if it is determined by the Company's independent public accountants that the accelerated vesting and exercisability provided in this
Section 12(a) would preclude accounting for

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the "Change of Control" as a pooling of interests for financial accounting purposes, and it is a condition to the closing of the "Change of Control" that the transaction be accounted for as a pooling of interests, then the vesting and exercisability shall not be accelerated pursuant to this Section 12(a).

               (b) CHANGE OF CONTROL. "Change of Control" means the occurrence of any of the following events:

                         (i) Any "person" (as such term is used in
Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

                        (ii) A change in the composition of the Board of Directors of the Company occurring within a two-year period as a result of which fewer than a majority of the directors are "Incumbent Directors." "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for election as a director without objection to such nomination) of at least a majority of the Incumbent Directors at the time of such election or nomination; or

                       (iii) The consummation of (A) a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the entity that controls the Company or such surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or the entity that controls the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) the sale or disposition by the Company of all or substantially all the Company's assets; or

                        (iv) The shareholders approve a plan of complete liquidation of the Company.

               (c) INVOLUNTARY TERMINATION. "Involuntary Termination" shall mean without the Optionee's written consent: (i) a termination by the Company of the Optionee's employment with the Company other than for Cause; (ii) a material reduction of or variation in the Optionee's duties, authority or responsibilities, relative to the Optionee's duties, authority or responsibilities as in effect immediately prior to such reduction or variation;
(iii) a reduction by the Company in the base salary of the Optionee as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of employee benefits, including bonuses, to which the

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Optionee was entitled immediately prior to such reduction, with the result that the Optionee's overall benefits package is materially reduced; (v) the relocation of the Optionee to a facility or a location more than thirty (30) miles from the Optionee's then present location; (vi) the failure of the Company to obtain the assumption of this Agreement by any successor as required in Section 13, or (vii) any act or set of facts that would under applicable law constitute a constructive termination of Optionee.

               (d) CAUSE. "Cause" shall mean (i) any willful act of personal dishonesty, fraud or misrepresentation taken by the Optionee in connection with his or her responsibilities as an employee which was intended to result in substantial gain or personal enrichment of the Optionee at the expense of the Company and was materially and demonstrably injurious to the Company; (ii) the Optionee's conviction of a felony on account of any act which was materially and demonstrably injurious to the Company; or (iii) the Optionee's willful and continued failure to substantially perform his or her principal duties and obligations of employment including under any written agreements (other than any such failure resulting from incapacity due to physical or mental illness), which failure is not remedied in a reasonable period of time after receipt of written notice from the Company. For the purposes of this Section 12(d), no act or failure to act shall be considered "willful" unless done or omitted to be done in bad faith and without reasonable belief that the act or omission was in or not opposed to the best interests of the Company. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board of Directors of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done or omitted to be done in good faith and in the best interests of the Company.

               (e) VOLUNTARY RESIGNATION; TERMINATION FOR CAUSE. If the Optionee terminates employment as a result of an Involuntary Termination, the Optionee shall be entitled to receive accelerated vesting under Section 12(a) hereof. If the Optionee's continuous status as an employee of the Company terminates by reason of the Optionee's voluntary resignation (and not Involuntary Termination) or if the Optionee's continuous status as an employee of the Company is terminated for Cause, in either case prior to such time as accelerated vesting occurs as provided in Section 12(a) hereof, then the Optionee shall not be entitled to receive accelerated vesting under
Section 12(a) hereof.

          13.  SUCCESSORS.  Any successor to the Company
               (whether direct or indirect and whether by purchase, merger or consolidation) shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all rights of the Optionee hereunder shall inure to the benefit of, and be enforceable by, the Optionee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

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     IN WITNESS WHEREOF, the Company and the Optionee have executed this
Agreement on the _____ day of ____________, 1998.




SOCKET COMMUNICATIONS, INC.             OPTIONEE


By:
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